SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

    Preliminary Proxy Statement

    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    Definitive Proxy Statement

    Definitive Additional Materials

    Soliciting Material Pursuant to §240.14a-12

G-III APPAREL GROUP, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):

    No fee required.

    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount previously paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

G-III APPAREL GROUP, LTD.

Dear Stockholder:

You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Thursday, June 12, 2003 at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103.

The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked to (i) to elect nine directors to serve on the Company's Board of Directors, (ii) approve an amendment to the Company's 1997 Stock Option Plan, (iii) approve an amendment to the Company's 1999 Stock Option Plan for Non-Employee Directors and (iv) ratify the appointment of Ernst & Young LLP as the independent certified public accountants of the Company.

At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

Thank you for your cooperation.

Very truly yours,

MORRIS GOLDFARB
Chief Executive Officer

May 9, 2003

G-III APPAREL GROUP, LTD.

512 Seventh Avenue
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 12, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of G-III Apparel Group, Ltd. (the "Company") will be held on Thursday, June 12, 2003 at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103, for the following purposes:

(1)    To elect nine directors to serve for the ensuing year.

(2)    To approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares available for issuance thereunder.

(3)    To approve an amendment to the Company's 1999 Stock Option Plan for Non-Employee Directors to increase the number of shares available for issuance thereunder.

(4)    To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the fiscal year ending January 31, 2004.

(5)    To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on May 5, 2003 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

By Order of the Board of Directors

WAYNE S. MILLER
Secretary

New York, New York
May 9, 2003

G-III APPAREL GROUP, LTD.
512 Seventh Avenue
New York, New York 10018

P  R  O  X  Y  S  T  A  T  E  M  E  N  T

GENERAL INFORMATION

General

This proxy statement (first mailed to stockholders on or about May 9, 2003) is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of G-III Apparel Group, Ltd. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, June 12, 2003, at 10:00 a.m., New York time, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 24th Floor, New York, New York 10103.

It is proposed that at the Annual Meeting: (i) nine directors will be elected to serve on the Company's Board of Directors, (ii) an amendment to the Company's 1997 Stock Option Plan increasing the number of shares available for issuance thereunder will be approved, (iii) an amendment to the Company's 1999 Stock Option Plan for Non-Employee Directors increasing the number of shares available for issuance thereunder will be approved and (iv) the appointment of Ernst & Young LLP as the independent certified public accountants of the Company for the fiscal year ending January 31, 2004 will be ratified.

Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Unless otherwise indicated on the form of proxy, shares of Common Stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by the Company prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the nominees for director as shown on the form of proxy (ii) the amendment to the Company's 1997 Stock Option Plan, (iii) the amendment to the Company's 1999 Stock Option Plan for Non-Employee Directors and (iv) the appointment of Ernst & Young LLP as the independent certified public accountants of the Company.

Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy, by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of each of the nominees for director as shown on the form of proxy, "for" the amendment to the Company's 1997 Stock Option Plan, "for" the amendment to the Company's 1999 Stock Option Plan for Non-Employee Directors, "for" the ratification of the appointment of Ernst & Young LLP as the independent certified public accountants of the Company, and in accordance with their best judgment on any other matters which may properly come before the meeting.

Record Date and Voting Rights

On May 5, 2003, there were 6,876,127 shares of Common Stock outstanding (excluding those held in treasury by the Company). Each of these shares is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on May 5, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, is required to approve the amendments to the Company's 1997 Stock Option Plan and the Company's 1999 Stock Option Plan for Non-Employee Directors and to ratify the appointment of Ernst & Young LLP.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of March 31, 2003 (except as otherwise noted in the footnotes) regarding the beneficial ownership of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation" below); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percentage of Common Stock
Aron Goldfarb(1)	1,013,355	(2)	14.6%
Morris Goldfarb(1)	2,981,326	(3)	41.2%
Lyle Berman	131,500	(4)	1.9%
433 Bushaway Road Wayzata, MN 55391
Thomas J. Brosig	2,600	(5)	*
1174 Glendale Place Gulfport, MS 39507
Alan Feller(1)	11,875	(6)	*
Carl Katz(1)	112,868	(7)	1.6%
Willem van Bokhorst	14,750	(8)	*
Julianaplein 5 Curaçao, Netherlands Antilles
Richard White(1)	—		—
George J. Winchell	9,750	(9)	*
c/o Sea Oaks 8785 Lakeside Boulevard Vero Beach, FL 32963
Dimensional Fund Advisors Inc.	514,865	(10)	7.5%
1299 Ocean Avenue 11th Floor Santa Monica, CA 90401
Buckingham Capital Management Incorporated	630,000	(11)	9.2%
630 Third Avenue, Sixth Floor New York, NY 10017
Wynnefield Capital Group	412,432	(12)	5.9%
450 Seventh Avenue, Suite 509 New York, NY 10123
Jeanette Nostra-Katz(1)	112,868	(13)	1.6%
Frances Boller-Krakauer(1)	34,900	(14)	*
Wayne S. Miller(1)	110,000	(5)	1.6%
Deborah Gaertner(1)	25,875	(15)	*
All directors and executive officers as a group (15 persons)	4,590,574	(16)	60.2%

*	Less than one percent
(footnotes continued on next page)

(footnotes continued from previous page)
(1)	The address of such individual is c/o G-III Apparel Group, Ltd., 512 Seventh Avenue, New York, New York 10018.
(2)	Includes 55,000 shares of Common Stock which may be acquired within 60 days upon the exercise of options.
(3)	Includes (i) 365,500 shares of Common Stock which may be acquired within 60 days upon the exercise of options; (ii) 130,000 shares of Common Stock held in a trust, of which Mr. Goldfarb's wife is one of two trustees with shared voting and dispositive power, for the benefit of Mr. Goldfarb's daughter; (iii) 130,000 shares of Common Stock held in a trust, of which Mr. Goldfarb's wife is one of two trustees with shared voting and dispositive power, for the benefit of Mr. Goldfarb's son; (iv) 9,889 shares of Common Stock owned by Mr. Goldfarb's wife; (v) 319,200 shares of Common Stock held by Morris and Arlene Goldfarb as joint tenants; and (vi) 72,250 shares of Common Stock held by Goldfarb Family Partners, L.L.C., of which Mr. Goldfarb is the Managing Member.
(4)	Includes 11,600 shares of Common Stock which may be acquired within 60 days upon the exercise of options.
(5)	Shares may be acquired within 60 days upon the exercise of options.
(6)	Includes 1,200 shares of Common Stock which may be acquired within 60 days upon the exercise of options.
(7)	Consists of 12,200 shares of Common Stock which may be acquired within 60 days upon the exercise of options, 12,168 shares which are held jointly by Mr. Katz and his wife, Jeanette Nostra-Katz, an executive officer of the Company, 500 shares of Common Stock held by Ms. Nostra-Katz and 88,000 shares of Common Stock which may be acquired within 60 days upon exercise of options held by Ms. Nostra-Katz.
(8)	Includes 6,600 shares of Common Stock which may be acquired within 60 days upon the exercise of options.
(9)	Includes 6,600 shares of Common Stock which may be acquired within 60 days upon the exercise of options.
(10)	Information is derived from the Schedule 13G, dated February 12, 2003 (the "DFA Schedule 13G"), filed by Dimensional Fund Advisors Inc. ("DFA"), a registered investment advisor, with the Securities and Exchange Commission. The DFA Schedule 13G states that DFA is deemed to have beneficial ownership as of December 31, 2002 of 514,865 shares of Common Stock, all of which shares are owned by advisory clients of DFA, no one of which, to the knowledge of DFA, owns more than 5% of the outstanding Common Stock. In the DFA Schedule 13G, DFA disclaims beneficial ownership of such shares.
(11)	Information is derived from the Schedule 13G, dated April 4, 2003 (the "BCM Schedule 13G"), filed by Buckingham Capital Management Incorporated ("BCM"), a registered investment advisor with the Securities and Exchange Commission. The BCM Schedule 13G states that BCM is deemed to have beneficial ownership as of April 4, 2003 of 630,000 shares of Common Stock.
(12)	Information is derived from the Schedule 13G dated February 19, 2003 (the "Wynnefield Schedule 13G") filed by the Wynnefield Capital Group with the Securities and Exchange Commission. The Wynnefield Schedule 13G states that Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II, L.P., Wynnefield Capital Management, LLC, Wynnefield Capital, Inc. and Nelson Obus (collectively, the "Wynnefield Capital Group") are deemed to have beneficial ownership as of February 19, 2003 of an aggregate of 412,432 shares of Common Stock.
(13)	Consists of 88,000 shares of Common Stock which may be acquired within 60 days upon the exercise of options, 12,168 shares which are held jointly by Ms. Nostra-Katz and her husband, Carl Katz, a director of the Company, and 12,200 shares of Common Stock which may be acquired within 60 days upon exercise of options held by Mr. Katz.
(14)	Includes 30,400 shares of Common Stock which may be acquired within 60 days upon the exercise of options.
(15)	Includes 14,350 shares of Common Stock which may be acquired within 60 days upon the exercise of options and 2,000 shares owned by Ms. Gaertner's husband.
(16)	Includes an aggregate of 755,850 shares which may be acquired within 60 days upon the exercise of options.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Nine directors are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below (all of whom are currently directors of the Company) to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

The nominees, their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
Morris Goldfarb	52	1974	Co-Chairman of the Board and Chief Executive Officer of the Company. Until April 1997, served as either President or Vice President of the Company and its predecessors since its formation in 1974. Currently serves as a Director of Lakes Entertainment, Inc.
Aron Goldfarb	80	1974	Co-Chairman of the Board of Directors. Consultant to the Company since January 1, 1995. Until December 1994, served as either President or Vice President of the Company and its predecessors since its formation in 1974.
Lyle Berman	61	1989	Chairman and Chief Executive Officer of Lakes Entertainment, Inc. or its predecessor, Grand Casinos, Inc. since October 1991. Currently serves as a Director of Lakes Entertainment, Inc., New Horizon Kids Quest, Inc. and Wilsons The Leather Experts Inc.
Thomas J. Brosig	53	1992	Mr. Brosig is currently retired. From January, 1999 through February, 2002, he served as President, Mid-South Region, Park Place Entertainment. For more than five years prior to 1999, he served its predecessor, Grand Casinos, Inc., in various executive capacities including its President from September, 1996 to January, 1999. From January, 1999 to October 1999, he served as President and was a Director of Lakes Entertainment, Inc. Additionally, he is a Director of Wilson's The Leather Experts, Inc., Famous Dave's of America and Mountaineer Gaming, Inc.

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
Alan Feller	61	1995	Mr. Feller is currently retired. Mr. Feller was the Company's Chief Financial Officer from December 1989 to April 1998, and served as the Company's Executive Vice President, Treasurer and Secretary from January 1990 through October 1998. Mr. Feller served as a consultant to the Company from November 1998 through October 1999.
Carl Katz	62	1989	Mr. Katz is currently retired. Executive Vice President of the Siena Leather division ("Siena") of the Company until January 2003. Mr. Katz had been an executive of Siena since 1981.
Willem van Bokhorst	57	1989	Managing Partner in the Netherlands Antilles law firm of Smeets Thesseling van Bokhorst for more than the past five years.
Richard White	49	2002	Mr. White is a private investor. From 1985 until 2002 he was a Managing Director at CIBC Capital Partners, a division of CIBC World Markets, and its predecessor firm, Oppenheimer & Co., Inc. During that time, Mr. White worked in both the Investment Banking and Private Equity Investing departments. Mr. White is also a Director of Midway Games, Inc. and Active Card Corp. Mr. White previously served as a director of the Company from November 1991 to July 1993.
George J. Winchell	76	1990	Retired as Senior Vice President of W.R. Grace & Co. in 1994. Joined W.R. Grace & Co. in 1949 and held positions with the controller's office, the Specialty Chemicals Group, the Office of the President and the Retail Group.

Aron Goldfarb and Morris Goldfarb are father and son, respectively. Carl Katz and Jeanette Nostra-Katz, President of the Company, are married to each other.

The Board of Directors of the Company has several committees, including an Executive Committee, Audit Committee, Option Committee and Compensation Committee. The Board of Directors held four meetings during the fiscal year ended January 31, 2003. During the fiscal year ended January 31, 2003, each director in office during such fiscal year attended not less than 75% of the aggregate number of meetings of the Board of Directors and of meetings of committees of the Board on which he served during the time period in which he served.

The Executive Committee, composed of Morris Goldfarb, Aron Goldfarb and Carl Katz, is vested with the powers of the Board of Directors, to the fullest extent permitted by law, between meetings of the Board. The Executive Committee did not act during the fiscal year ended January 31, 2003.

Until April 30, 2002, the Audit Committee was composed of Thomas Brosig, Sigmund Weiss, a former director of the Company, and Willem van Bokhorst. Alan Feller replaced Mr. Weiss as a member of the Audit Committee on May 1, 2002. Richard White was appointed a member of the Audit Committee on December 10, 2002. The Audit Committee is responsible for, among other things, assisting the Board in monitoring (i) the integrity of the Company's financial statements, (ii) the qualifications and independence of the Company's independent auditors, (iii) the performance of the Company's independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee met eight times during the fiscal year ended January 31, 2003. On December 13, 2002, the Board of Directors approved a revised Audit Committee Charter. A copy of the revised Audit Committee Charter is attached to this proxy statement as Appendix A.

The Option Committee, composed of George Winchell and Willem van Bokhorst, is empowered to oversee and make all decisions regarding the Company's 1989 Stock Option Plan (the "1989 Plan") and the Company's 1997 Stock Option Plan (the "1997 Plan"). The Option Committee held one meeting and acted by unanimous written consent once during the fiscal year ended January 31, 2003.

Until April 30, 2002, the Compensation Committee was composed of Thomas J. Brosig and Sigmund Weiss, a former director of the Company. Mr. Feller replaced Mr. Weiss as a member of the Compensation Committee on May 1, 2002. The Compensation Committee is empowered to establish and review compensation practices and policies of the Company. The Compensation Committee is empowered to recommend and/or set the compensation for the executive officers and key employees of the Company as well as authorize and approve employment agreements. The Compensation Committee acted once by unanimous written consent during the fiscal year ended January 31, 2003.

Vote Required

The nine nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE NINE NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THEIR ELECTION.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company's chief executive officer and each of the four other most highly compensated executive officers for the fiscal year ended January 31, 2003 for services in all capacities to the Company and its subsidiaries.

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)				Long-Term Compensation
Name and Principal Position	Year(2)	Salary ($)	Bonus ($)	Other Annual Compensation	Options (#)	All Other Compensation ($)
Morris Goldfarb	2003	$650,000	$8,098	—	50,000	$56,750	(4)
Chief Executive Officer	2002	$650,000	$184,082	$50,000 (3)	—	$53,617	(4)
	2001	$650,000	$1,058,419	$50,000 (3)	—	$36,378	(4)
Jeanette Nostra-Katz	2003	$341,667	$75,000	—	25,000	$14,211	(5)
President	2002	$325,000	$75,000	—	—	$1,080	(5)
	2001	$325,000	$300,000	—	—	—
Wayne S. Miller	2003	$274,667	$50,000	—	25,000	$14,065	(5)
Senior Vice President,	2002	$262,000	$50,000	—	—	$11,747	(5)
Treasurer and Secretary	2001	$262,000	$200,000	—	—	$11,681	(5)
Deborah Gaertner	2003	$245,933	$15,000	—	—	—
Vice President – Women's	2002	$225,600	$20,829	—	—	—
Sales, Division of G-III	2001	$210,600	$78,975	—	3,000	—
Leather Fashions, Inc.
Frances Boller-Krakauer	2003	$210,000	$63,000	—	—	—
Vice President – Men's Sales,	2002	$210,000	$10,000	—	—	—
Division of G-III Leather	2001	$210,000	$30,200	—	—	—
Fashions, Inc.

(1)	Amounts reflected do not include perquisites and other personal benefits received by any named executive, which, in all instances, were less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.
(2)	Represents the fiscal year ended January 31 of that year.
(3)	Represents a contribution to a supplemental pension trust pursuant to the terms of Mr. Goldfarb's employment agreement. See "Employment Agreement."
(4)	Amounts represent insurance premiums paid by the Company for life insurance for the benefit of Mr. Goldfarb's wife and tax services paid by the Company in 2002.
(5)	Amounts represent insurance premiums paid by the Company for life and long-term disability insurance.

The following table sets forth information with respect to option grants made during the fiscal year ended January 31, 2003 to the persons named in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/sh)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
				Expiration Date	5% ($)	10% ($)
Morris Goldfarb	50,000(3)	20.8%	$6.40	9/11/12	$201,246	$509,998
Jeanette Nostra-Katz	25,000(3)	10.4%	$6.40	9/11/12	$100,623	$254,999
Wayne S. Miller	25,000(3)	10.4%	$6.40	9/11/12	$100,623	$254,999
Deborah Gaertner	—	—	—	—	—	—
Frances Boller-Krakauer	—	—	—	—	—	—

(1)	The 5% and 10% assumed rates of appreciation are specified by the rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock.
(2)	Based upon options to purchase an aggregate of 240,000 shares of Common Stock granted to all employees during the fiscal year ended January 31, 2003.
(3)	These options vest ratably on the first through fifth anniversary dates of the date of the grant and expire on the tenth anniversary of the date of the grant.

The following table sets forth information with respect to (i) stock options exercised in the fiscal year ended January 31, 2003 by the persons named in the Summary Compensation Table and (ii) unexercised stock options held by such individuals.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Unexercised Options Held at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Morris Goldfarb	52,500	$217,875 (2)	365,500	90,000	$887,140	$125,200
Jeanette Nostra Katz (3)	2,500	$ 13,525	88,000	45,000	$114,940	$62,600
Wayne S. Miller	—	—	95,000	55,000	$108,540	$42,110
Deborah Gaertner	9,525	$38,941 (2)	14,350	2,800	$37,665	$2,192
Frances Boller-Krakauer	—	—	30,400	5,800	$89,289	$11,207

(1)	Computed based on the difference between the last sale price per share of the Common Stock of $5.38 on January 31, 2003 and the exercise price of each option.
(2)	Neither Mr. Goldfarb nor Ms. Gaertner sold any of the shares acquired on exercise.
(3)	Excludes 16,000 options held by Ms. Nostra-Katz' husband, Carl Katz, a director of the Company.

Employment Agreement

The Company has an employment agreement with Morris Goldfarb effective through January 31, 2006. Two years prior to the expiration of the term of the agreement, it will automatically be extended for an additional year unless prior to that time either the Company or Mr. Goldfarb provides a written notice that the term should not be extended any further. The agreement provides for an annual base salary of $650,000, with increases at the discretion of the Board of Directors. The agreement also provides for a $2,000,000 life insurance policy which names Mr. Goldfarb's wife as beneficiary and an annual incentive bonus equal to varying percentages of pre-tax income (as defined in the employment agreement) if pre-tax income exceeds $2,000,000. The percentages vary from 3% of pre-tax income in excess of $2,000,000 up to 6% of pre-tax income in excess of $2,000,000 if pre-tax income exceeds $4,000,000. Pursuant to the employment agreement, the Company will contribute $50,000 per year to a supplemental pension trust for Mr. Goldfarb's benefit for each year in which net after-tax income (as defined in the employment agreement) exceeds $1,500,000. In addition, pursuant to the employment agreement, in the event that Morris Goldfarb's employment is terminated (i) by the Company without cause or (ii) by Morris Goldfarb because of a material breach by the Company of the agreement, in either case at any time after a "Change in Control" (as defined in the employment agreement), then Mr. Goldfarb will be entitled to receive from the Company, in general, (a) an amount equal to 2.99 times his base salary and bonus, as well as (b) certain employment-related benefits for a period of three years from the date of his termination.

Compensation of Directors

Until October 1, 2002, the Company had a policy of compensating directors who are not employees of, or consultants to, the Company ("Non-Employee Directors") at a rate of $5,000 per year, in addition to $500 for each meeting of the Board attended and $500 for each meeting of each Committee of the Board attended, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors' meetings.

Effective October 1, 2002, the Board of Directors increased the compensation paid to Non-Employee Directors to $15,000 annually, plus $1,000 per Board or Committee meeting attended. Non-Employee Directors continue to be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors' meetings.

Aron Goldfarb, a director of the Company, acts as a consultant to the Company and is paid at the rate of $1,000 per month for services rendered in such capacity. The Company also provides Mr. Goldfarb with a leased automobile and related automobile insurance as well as medical insurance for Mr. Goldfarb and his wife.

On April 24, 2002, the Board of Directors approved a grant, pursuant to the 1997 Plan, of options to purchase 3,000 shares of Common Stock with an exercise price of $8.10 per share to each of Messrs. Berman, Brosig, Feller, van Bokhorst and Winchell pursuant to the 1999 Plan. Upon their re-election to the Board of Directors at the 2002 Annual Meeting, Messrs. Berman, Brosig, Feller, van Bokhorst and Winchell each received an option to purchase 2,000 shares of Common Stock with an exercise price of $8.25 per share. In connection with his appointment to the Board of Directors, pursuant to the 1999 Plan, on December 13, 2002, Richard White received an option to purchase 10,000 shares of Common Stock with an exercise price of $6.83 per share. On December 13, 2002, pursuant to the 1997 Plan, each member of the Audit Committee (Messrs. Brosig, Feller, van Bokhorst and White) received an option to purchase 15,000 shares of Common Stock with an exercise price of $6.83 per share. The exercise price of all of these options was equal to the market price on the date of grant. For a detailed description of the 1997 Plan and the 1999 Plan and the material terms of the options granted thereunder, see Proposals No. 2 and 3.

G-III Apparel Group, Ltd. 1999 Stock Option Plan for Non-Employee Directors

Pursuant to the G-III Apparel Group, Ltd. 1999 Stock Option Plan for Non-Employee Directors (the "1999 Plan"), the Company automatically grants options to purchase shares of Common Stock on an annual basis to Non-Employee Directors. For a description of the 1999 Plan and the material terms of the options granted thereunder, see Proposal No. 3.

Equity Compensation Plan Information

The following table provides information as of January 31, 2003, the last day of fiscal 2003, regarding securities issued under the Company's equity compensation plans that were in effect during fiscal 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	1,190,020	$4.09	78,000
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	1,190,020	$4.09	78,000

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

General.    Until April 30, 2002, the Compensation Committee was composed of Thomas Brosig and Sigmund Weiss, a former director of the Company. On May 1, 2002, Mr. Feller replaced Mr. Weiss as a member of the Compensation Committee. The Company's compensation policies have evolved over the years since the Company's initial public stock offering in December 1989. At the time of the public offering and periodically since then, the compensation levels of the Company's executive officers were reviewed and compared to officers of other publicly held apparel companies.

One of the Company's strengths is a strong management team. The compensation program is designed to enable the Company to attract, retain and reward capable employees who contribute to the Company's success. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. The Company's executive compensation policies are intended to (i) attract and retain the most highly qualified managerial and executive talent; (ii) afford appropriate incentives to produce superior performance; (iii) emphasize sustained performance by aligning rewards with stockholder interests; (iv) motivate executives and employees to achieve the Company's annual and long-term business goals; and (v) reward executives for superior individual contributions to the Company. To implement these policies, the Board of Directors designed an executive compensation program consisting, in general, of base salary, annual bonus plan and stock options.

Effect of Section 162(m) of the Code.    Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a publicly held corporation is generally prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to any of its chief executive officer or next four most highly compensated executive officers in a single taxable year. However, Section 162(m) of the Code provides an exception for "performance-based" remuneration, including remuneration attributable to certain stock options. The Compensation Committee expects to keep non-"performance-based" remuneration within the $1 million limit to ensure that all executive compensation will be fully deductible. Nevertheless, although the Committee considers the net cost to the Company in making all compensation decisions (including the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as "performance-based" remuneration.

Base Salary.    Base salaries reflect individual responsibilities, experience, leadership and contribution to the success of the Company. Annual salary adjustments are generally determined by evaluating the performance of the executive and any increased responsibilities assumed by the executive, the performance of the Company and the competitive marketplace. During the fiscal year ended January 31, 2003 ("fiscal 2003") the Company granted certain salary increases based on performance and the competitive marketplace. Effective September 30, 2002, the Compensation Committee approved an increase from $325,000 to $375,000 in the base salary of Jeanette Nostra-Katz, who had not received an increase in her base salary since 1997, and from $262,000 to $300,000 in the base salary of Wayne Miller, who had not received an increase in his base salary since he joined the Company in 1998.

Annual Bonuses.    The Company implemented a discretionary bonus program in 1997. Under the discretionary program, if the Company's overall profit target is met, management personnel are entitled to receive bonuses, determined by Morris Goldfarb, the Chief Executive Officer of the Company, based on an evaluation of the executive's individual performance and contribution to the Company's results of operations. Although the Company did not achieve its fiscal 2003 profit target, Ms. Nostra-Katz and Mr. Miller were awarded bonuses because their significant efforts helped the Company achieve profitable operations, excluding costs associated with the closing of the Company's facility in Indonesia. The Company has an incentive compensation program for division Vice-Presidents, including Ms. Gaertner and Ms. Boller-Krakauer. The incentive compensation program is based on targeted division and overall company performance. The bonuses paid to Ms. Gaertner and Ms. Boller-Krakauer in fiscal 2003 reflect the performance of their respective divisions and the Company's performance relative to the targets set.

Compensation of the Chief Executive Officer.    Pursuant to his employment agreement, Mr. Goldfarb received a base annual salary of $650,000 during fiscal 2003. Mr. Goldfarb has a performance-based incentive bonus provision in his employment agreement. This incentive provision is intended to recognize Mr. Goldfarb's unique role in overall management and corporate strategy and provide incentive compensation based on overall performance by the Company. Pursuant to the terms of his employment agreement, Mr. Goldfarb was paid a bonus of $8,098 with respect to fiscal 2003. A more complete description of Mr. Goldfarb's employment agreement is set forth earlier in this proxy statement under the heading "Employment Agreement."

Stock Options.    The Company adopted the 1989 Plan in 1989 and increased the number of shares subject to the Plan in January 1992 and June 1994. In 1997, the Company adopted the 1997 Stock Option Plan and in 2000 the Company increased the number of shares available for issuance under the 1997 Plan. The Company is proposing to increase the number of shares available for issuance under the 1997 Plan at the 2003 Annual Meeting. The 1989 Plan and the 1997 Plan are administered by the Option Committee, which is currently composed of Willem van Bokhorst and George J. Winchell.

The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Stock option awards provide a long-term view and incentives tied to growth in stockholder values. The Compensation Committee strongly believes that the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned.

The Board of Directors is currently reviewing the desirability of combining the Compensation Committee and the Stock Option Committee. The Board is also reviewing Compensation Committee and Option Committee policies in light of recent proposals made by Nasdaq and expects to adopt revised protocols prior to the expected effectiveness of these proposals.

Compensation Committee	Option Committee
Thomas J. Brosig	Willem van Bokhorst
Alan Feller	George J. Winchell

Compensation Committee Interlocks and Insider Participation

Morris Goldfarb, Chief Executive Officer and a director of the Company, is a director of Lakes Entertainment, Inc. ("Lakes") and a member of its Compensation Committee. Lyle Berman, a director of the Company, currently serves as Chairman, Chief Executive Officer and a member of the board of directors of Lakes. The Company did not transact any business with Lakes during the fiscal year ended January 31, 2003 nor does the Company propose to transact any business with Lakes during the fiscal year ending January 31, 2004.

The Company's Compensation Committee is composed of Thomas Brosig and Alan Feller, each of whom served as an executive officer of the Company more than four years ago.

PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO THE COMPANY'S 1997
STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE
FOR ISSUANCE THEREUNDER

On April 24, 2003, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the Company's 1997 Stock Option Plan (the "1997 Plan") which would increase the aggregate number of shares of Common Stock that may be issued under the 1997 Plan from 750,000 shares to 1,050,000 shares. In 2000, the number of shares available for issuance under 1997 Plan was increased from 500,000 to 750,000. The Company believes that stock option awards enable the Company to provide eligible personnel with a long-term view and incentives tied to growth in stockholder value. As only approximately 42,750 shares remained available for new option grants under the 1997 Plan as of April 30, 2003, the Board of Directors believes that it is in the best interests of the Company to amend the 1997 Plan to increase the number of shares available for issuance thereunder.

Description of the 1997 Plan

The 1997 Plan is intended to encourage ownership of the Common Stock by those persons who are considered likely to contribute to the growth and profitability of the Company and to provide incentives to those persons to use their best efforts on behalf of the Company and its subsidiaries. The Board believes that the 1997 Plan advances the interests of the Company and its stockholders by providing a larger personal and financial interest in the success of the Company to those persons selected for participation in the 1997 Plan.

The 1997 Plan provides for the grant of options to purchase shares of Common Stock to employees of the Company or its subsidiaries and to consultants and directors of the Company or its subsidiaries who are not employees. As of January 31, 2003, approximately 302 employees and 8 directors who are not employees of the Company, as well as persons who from time to time consult for the Company, were eligible to receive awards of options under the 1997 Plan.

If this Proposal No. 2 is approved, a total of 1,050,000 shares of Common Stock will be available or issuance under the 1997 Plan (inclusive of any shares previously issued under the 1997 Plan). Options with respect to no more than 100,000 shares may be granted to any employee in any fiscal year. The shares of Common Stock issuable upon exercise of options granted under the 1997 Plan are registered pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended. The closing sale price of a share of Common Stock on May 1, 2003 was $6.48 as reported on the Nasdaq National Market.

In general, the option exercise price may not be less than par value, however, with respect to options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and options intended to generate "performance based compensation" for purposes of avoiding the executive compensation deduction limitation provisions of Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of the stock on the option grant date.

At the appointment of the Board of Directors, the Company's Option Committee administers the 1997 Plan provided that unless determined otherwise, the Board of Directors shall have sole authority with respect to the grant of options to directors who are not employees and who serve as a member of the Option Committee. Subject to the provisions of the 1997 Plan, the Option Committee has authority to determine the individuals to whom options will be granted, the number of shares to be covered by each option, the option price, the type of option, the terms for payment of the option price and other terms and conditions. An option may not be exercised unless the person to whom it is granted is in the continuous employ or service of the Company or a subsidiary for at least six months from the grant date or such other period as may be determined by the Option Committee. All options must expire no more than ten years from the grant date, except that in the case of an Incentive Stock Option granted to a holder of 10% or more of the voting stock of the Company, the exercise period can be no more than five years from the date of grant. No options may be granted under the 1997 Plan after April 17, 2007. Payment for shares acquired upon the exercise of an option may be made, as determined by the Option Committee, in cash and/or such other form of payment permitted under an option agreement, including by installment over a period of not more than five years or with previously owned shares of Common Stock. Except as may otherwise be required by law, the Board of Directors may, without further action on the part of the Company's stockholders, amend or terminate the 1997 Plan at any time.

The number of shares covered by the 1997 Plan, the maximum number of shares that may be granted to an employee in any fiscal year, and the number of shares covered by outstanding options and the exercise price thereof are subject to adjustment to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend or other capital adjustment. Upon a merger, sale of assets or similar transaction, which results in a replacement of the Common Stock with stock of another corporation, the Company may, but shall not be required to, replace outstanding options with comparable options to purchase stock of such other corporation, or will provide for immediate exercisability of all outstanding options.

Under the 1997 Plan, the Option Committee may permit an optionee to make an inter vivos gift of all or a portion of options that do not qualify as Incentive Stock Options to certain immediate family members and related entities as the Option Committee may permit. In the event the optionee's employment with or service to the Company or a subsidiary is terminated for any reason other than for cause (as defined in the 1997 Plan), death or disability (as defined in the 1997 Plan), then each outstanding option granted to such optionee under the 1997 Plan will terminate on the date three months after such termination of employment or service or on such other date as may be specified by the Option Committee. If an optionee's employment or service is terminated by the Company for cause, then each outstanding option granted to such optionee will terminate upon the date of such termination of employment or service. If an optionee's employment or service is terminated by reason of death or disability, then each outstanding option granted to the optionee under the 1997 Plan will terminate one year after the date of termination of employment or service or on such other date as may be specified by the Option Committee.

As the amount of each participant's award under the 1997 Plan, if any, for fiscal year 2004 will be determined based on the direction of the Option Committee and therefore cannot be calculated, the Company has no information available regarding new plan benefits.

The following table sets forth the total number of shares of Common Stock issued or issuable to the persons listed below upon the exercise of all options received by such persons pursuant to the 1997 Plan.

STOCK OPTIONS GRANTED UNDER THE 1997 PLAN

Participant	Title	Number of Shares
Morris Goldfarb	Chief Executive Officer	150,000
Jeanette Nostra-Katz	President	75,000
Wayne S. Miller	Senior Vice President	150,000
Deborah Gaertner	Vice President – Women's Sales, Division of G-III Leather Fashions Inc.	5,500
Frances Boller-Krakauer	Vice President – Men's Sales, Division of G-III Leather Fashions Inc.	20,500
Aron Goldfarb	Director	—
Lyle Berman	Director	3,000
Thomas Brosig	Director	18,000
Alan Feller	Director	18,000
Carl Katz	Director	8,000
Willem van Bokhorst	Director	18,000
Richard White	Director	15,000
George Winchell	Director	3,000
All current directors who are not executive officers as a group		83,000
All employees who are not executive officers as a group(1)		166,250
All current executive officers as a group		433,000

(1)	Excludes outstanding options to purchase 25,000 shares of Common Stock issued to consultants of the Company.

Federal Income Tax Consequences

Set forth below is a summary of certain federal income tax consequences associated with options granted under the 1997 Plan.

An optionee will not recognize taxable income upon the grant of an option. In general, the holder of an option which does not qualify as an Incentive Stock Option will recognize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company will receive a corresponding deduction, subject to the deduction limitation provisions of Section 162(m) of the Code. Upon a later sale of the stock, the optionee will recognize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option is exercised.

The holder of an Incentive Stock Option will not recognize taxable income upon the exercise of the option, although the option spread is an adjustment to taxable income that may result in alternative minimum tax liability for the optionee. The adjustment, if any, is also added to the basis of the stock for purposes of determining adjusted gain or loss under the alternative minimum tax when the stock is sold. If the stock acquired upon exercise of the Incentive Stock Option is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain recognized on the sale will be treated as ordinary income to the extent of the option spread at the exercise date, and the Company will receive a corresponding deduction, subject to the deduction limitation provisions of Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction.

The Amendment to the 1997 Plan

The Board of Directors believes that approval of the amendment to increase the aggregate number of shares of Common Stock which may be issued under the 1997 Plan from 750,000 to 1,050,000 shares will serve the best interests of the Company and its stockholders by permitting the Option Committee to exercise needed flexibility in the administration of the 1997 Plan and the granting of options thereunder. In addition, the Board of Directors believes that the ability to grant additional options will help attract, motivate and retain key employees and directors who are in a position to contribute to the successful conduct of the business and affairs of the Company as well as stimulate in such individuals an increased desire to render greater service to the Company. The text of the proposed amendment to the 1997 Plan is set forth on Exhibit B to this proxy statement.

Vote Required

The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

PROPOSAL NO. 3—APPROVAL OF AMENDMENT TO THE COMPANY'S 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER.

On April 24, 2003, the Board of Directors of the Company unanimously adopted, subject to stockholder approval, an amendment to the 1999 Stock Option Plan for Non-Employee Directors (the "1999 Plan") which would increase the aggregate number of shares of Common Stock that may be issued under the 1999 Plan from 50,000 to 150,000 shares. As only approximately 12,150 shares remained available for new option grants under the 1999 Plan as of April 30, 2003, the Board of Directors believes it will serve the best interests of the Company to amend the 1999 Plan to increase the number of shares available for issuance thereunder.

The Board of Directors believes that the continued growth and success of the Company will depend, in large part, upon the ability of the Company to attract to its Board of Directors knowledgeable persons who, through their efforts and expertise, can make a significant contribution to the success of the Company's business and to provide incentive for these directors to work for the best interests of the Company and its stockholders through ownership of the Company's Common Stock. In assessing the recommendation of the Board of Directors, stockholders should consider that each of the Company's seven Non-Employee Directors (Messrs. Berman, Brosig, Feller, Katz, van Bokhorst, White and Winchell) are eligible to participate in the 1999 Plan, will benefit from an increase in the number of shares available for issuance thereunder and thus, may be viewed to have a conflict of interest.

Description of the 1999 Plan

The Board of Directors of the Company administers the 1999 Plan. Pursuant to the 1999 Plan, the Company automatically grants options on an annual basis to Non-Employee Directors. On the day after each annual meeting of the Company's stockholders, each Non-Employee Director will receive an option to purchase at least 1,000 shares of Common Stock. The 1999 Plan provides that the Board of Directors of the Company, acting in its discretion, may (i) make a one-time grant of an option to purchase up to 10,000 shares of Common Stock to an individual when he or she first becomes a Non-Employee Director and (ii) increase the number of shares covered by any annual option grant to a Non-Employee Director to as many as 2,000 shares. The Board of Directors determined that the annual option grant after the 2002 Annual Meeting would be for 2,000 shares and has also determined that the annual option grant after the 2003 Annual Meeting will be for 2,000 shares. Each of Messrs. Berman, Brosig, Feller, Katz, van Bokhorst, White and Winchell will receive an option to purchase 2,000 shares of Common Stock if he is re-elected to the Board at the 2003 Annual Meeting. All options granted under the 1999 Plan will be exercisable at a per share exercise price equal to the closing sale price of a share of Common Stock on the date of grant. The shares of Common Stock issuable upon exercise of options granted under the 1999 Plan are registered pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended. Subject to the approval of the stockholders of the Company of this Proposal No. 3 and to appropriate adjustments in the event of stock splits and certain other capital changes, a maximum of 150,000 shares of Common Stock will be available for issuance under the 1999 Plan (inclusive of any shares previously issued under the 1999 Plan).

In general, unless otherwise determined by the Board of Directors, an option granted under the 1999 Plan will become exercisable in equal increments on each of the first through fifth anniversaries of the date the option is granted and, subject to the foregoing, may be exercised during the ten-year period from the date the option is granted. In the event a Non-Employee Director ceases to perform services for the Company, such person will generally have three months (one year in the case of termination by reason of death or total disability) to exercise such person's options, but only to the extent otherwise exercisable under the vesting schedule. Unless otherwise determined by the Board of Directors, options may not be transferred during the lifetime of an optionee. The 1999 Plan further provides that (i) in the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, the Board shall make an appropriate adjustment to the aggregate number of shares of Common Stock that may be issued under the 1999 Plan and to the number of shares and the exercise price per share covered by any outstanding options and (ii) in the event of a merger, sale of assets or similar transaction which results in a replacement of the Company's shares of Common Stock with stock or other securities of another company, the Board may make arrangements to replace any outstanding options with comparable options to purchase the stock or securities of such other company. In the absence of an arrangement for the replacement options, each outstanding option will become exercisable in full and any such option which is not exercised within the time period specified by the Board of Directors will thereupon terminate.

The Board of Directors may amend or terminate the 1999 Plan, except that any amendment that would increase the aggregate number of shares of Common Stock which may be issued under the 1999 Plan will require the approval of the Company's stockholders. The 1999 Plan will terminate on April 28, 2009, unless sooner terminated by the Board.

The following table sets forth the total number of shares of Common Stock issued or issuable to the persons listed below upon the exercise of all options received by such persons pursuant to the 1999 Plan.

STOCK OPTIONS GRANTED UNDER THE 1999 PLAN

Participant	Title	Number of Shares
Morris Goldfarb	Chief Executive Officer	—
Jeanette Nostra-Katz	President	—
Wayne S. Miller	Senior Vice President	—
Deborah Gaertner	Vice President – Women's Sales, Division of G-III Leather Fashions, Inc.	—
Frances Boller-Krakauer	Vice President – Men's Sales, Division of G-III Leather Fashions, Inc.	—
Aron Goldfarb	Director	—
Lyle Berman	Director	5,170
Thomas Brosig	Director	5,170
Alan Feller	Director	4,000
Carl Katz	Director	—
Willem van Bokhorst	Director	5,170
Richard White	Director	10,000
George Winchell	Director	5,170
All current directors who are not executive officers as a group(1)		34,680
All employees who are not executive officers as a group		—
All current executive officers as a group		—

(1)	Excludes outstanding options to purchase 3,170 shares of Common Stock issued to a former director of the Company. Also excludes options to purchase 2,000 shares of Common Stock which will be issued to each of the Non-Employee Directors following the 2003 Annual Meeting.

1999 Plan Benefits

The following table identifies the aggregate number of options which will be granted on a formula basis during the current fiscal year ending January 31, 2004 pursuant to the 1999 Plan to (i) each of the executive officers listed in the Summary Compensation Table, (ii) the Company's executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) the Company's employees who are not executive officers as a group, as of April 30, 2003.

1999 PLAN BENEFITS

G-III Apparel Group, Ltd. 1999 Non-Employee Directors Plan

Name	Dollar Value ($)	Number of Shares
Morris Goldfarb	—	N/A
Jeanette Nostra-Katz	—	N/A
Wayne S. Miller	—	N/A
Deborah Gaertner	—	N/A
Frances Boller-Krakauer	—	N/A
Executive Group	—	N/A
Non-employee Director Group	—	14,000(1)
Non-executive Employee Group	—	N/A

(1)	Pursuant to the 1999 Plan, the Board of Directors has determined that the annual option grant to Non-Employee Directors following the 2003 Annual Meeting will be for 2,000 shares. The Board of Directors also may make a one-time grant of an option to purchase up to 10,000 shares of Common Stock to an individual when he or she first becomes a Non-Employee Director.

Federal Income Tax Consequences

The income tax consequences to the holders of options which do not qualify at Incentive Stock Options granted pursuant to the 1999 Plan are similar to those consequences described in Proposal No. 2.

The Amendment to the 1999 Plan

The Board of Directors believes that approval of the amendment to increase the aggregate number of shares of Common Stock which may be issued under the 1999 Plan from 50,000 to 150,000 shares will serve the best interests of the Company and its stockholders by permitting the Board of Directors to exercise needed flexibility in the administration of the 1999 Plan and the granting of options thereunder. The text of the proposed amendment to the 1999 Plan is set forth on Exhibit C to this proxy statement.

Vote Required

The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

AUDIT COMMITTEE REPORT

In accordance with its revised written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors is responsible for, among other things, reviewing and discussing the audited financial statements with management and discussing with the Company's auditors information relating to the auditors' judgments about the quality of the Company's accounting principles. Each of the members of the Audit Committee is an "independent director" as that term is defined in the listing standards of Nasdaq.

Management is responsible for the Company's financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. The Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report of the Company's financial statements. The Audit Committee cannot give assurance that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

Review of Audited Financial Statements.    The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ended January 31, 2003 as prepared by management and audited by Ernst & Young LLP, the Company's independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) regarding the codification of statements on auditing standards. Furthermore, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1 and has discussed with Ernst & Young LLP its independence.

Recommendation.    In reliance on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2003 be included in the Company's Annual Report on Form 10-K for that fiscal year.

Membership.    Until April 30, 2002, the Audit Committee consisted of Messrs. Brosig, van Bokhorst and Weiss, a former director of the Company. On May 1, 2002, Mr. Feller replaced Mr. Weiss as a member of the Audit Committee and on December 10, 2002, Mr. White was appointed a member of the Audit Committee.

Audit Committee
of the Board of Directors
Thomas Brosig
Alan Feller
Willem van Bokhorst
Richard White

Audit Fees

Fees for audit services provided by Ernst & Young LLP totaled approximately $254,000 in fiscal 2003 and approximately $201,000 in fiscal 2002, for professional services rendered in connection with the annual audits of the Company's financial statements, the reviews of the Company's quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees

Fees for audit-related services totaled approximately $16,000 in fiscal 2003 and approximately $57,000 in fiscal 2002. Audit-related services principally include due diligence in connection with proposed acquisitions and accounting consultations.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $287,000 in fiscal 2003 and $178,000 in fiscal 2002.

All Other Fees

There were no other services provided in fiscal 2003 or fiscal 2002 other than those included in the captions above.

The Audit Committee has considered whether the provision of the above services is compatible with maintaining Ernst & Young LLP's independence.

PROPOSAL NO. 4—RATIFICATION OF APPOINTMENT
OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The stockholders will be asked to ratify the appointment by the Audit Committee of Ernst & Young LLP as the independent certified public accountants of the Company for the fiscal year ending January 31, 2004. If this appointment is not ratified by the stockholders, the Audit Committee will reconsider its decision. Ernst & Young LLP audited the financial statements of the Company for the fiscal year ended January 31, 2003. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if such person desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

Comparative Performance by the Company

The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index and (ii) a published industry index or peer group. This chart compares the Common Stock with (i) the S&P 500 Composite Index and (ii) the S&P Textiles Index, and assumes an investment of $100 on January 31, 1998 in each of the Common Stock, the stocks comprising the S&P 500 Composite Index and the stocks comprising the S&P Textile Index.

G-III Apparel Group, Ltd.
Comparison of Cumulative Total Return
(January 31, 1998 – January 31, 2003)

Compliance with Section 16(a) of the Securities Exchange Act of 1934

To the Company's knowledge, the Company's directors, executive officers and beneficial owners of more than ten percent of the Company's Common Stock are in compliance with the reporting requirements of Section 16(a) under the Securities Exchange Act of 1934, as amended, except that Carl Katz and Jeanette Nostra-Katz inadvertently did not file a Form 4 to report two sale transactions and Jeanette Nostra-Katz inadvertently did not file a Form 4 to report three stock option exercises, all of which transactions subsequently have been reported on Form 5. Additionally, a Form 4 filed by George Winchell to report a stock option exercise, while submitted to the Securities and Exchange Commission in compliance with the filing deadline, was deficient due to illegibility and therefore, deemed late. Mr. Winchell filed another copy of the Form 4 to cure the deficiency.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 1988, 345 West 37th Corp. ("345 Corp."), a company owned and managed by Morris Goldfarb and Aron Goldfarb, received a loan in the principal amount of $1,153,000 from the New York Job Development Authority (the "Authority"), to assist 345 Corp. in its renovation of the real property located at 345 West 37th Street in New York City. The loan, which is financed by long-term bonds issued by the Authority, is for a period of 15 years and is repayable in principal installments of $10,689 monthly, plus interest at a variable rate, not to exceed 12% above the Authority's cost of the funds loaned. At January 31, 2003, the interest rate on and the outstanding principal amount of the loan were 8.25% and approximately $33,000, respectively. Morris Goldfarb and Aron Goldfarb each guaranteed the loan. The final payment of this loan was made in April 2003.

Morris Goldfarb served as a director of Wilsons The Leather Experts, Inc., a retail leather apparel chain ("Wilsons"), until October 15, 2002. Thomas J. Brosig and Lyle Berman, each directors of the

Company, presently serve as directors of Wilsons. Each of Morris Goldfarb and Lyle Berman and/or related family partnerships or trusts for the benefit of their children are beneficial owners of an aggregate of approximately 5% of the fully diluted common equity of Wilsons. During the year ended January 31, 2003, sales by the Company to Wilsons accounted for approximately $8.7 million of the Company's net sales.

STOCKHOLDER PROPOSALS

All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2004 must be received by the Company no later than January 9, 2004 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

By Order of the Board of Directors
/s/ Wayne Miller
WAYNE S. MILLER
Secretary

Dated: May 9, 2003

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: G-III APPAREL GROUP, LTD., ATTENTION: CORPORATE SECRETARY, 512 SEVENTH AVENUE, NEW YORK, NEW YORK 10018.

Appendix A

G-III APPAREL GROUP, LTD.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of G-III Apparel Group, Ltd. (the "Company") is established to assist the Board in monitoring (1) the integrity of the Company's financial statements, (2) the qualifications and independence of the Company's independent auditors, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

Committee Membership

The Committee shall have a minimum of three members who shall be appointed annually by the Board. The members of the Committee shall meet the independence, experience and financial literacy requirements of The Nasdaq Stock Market, Inc. and the Sarbanes-Oxley Act of 2002. The Board shall review these requirements on an annual basis to insure continued compliance by the members of the Committee.

Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibility

The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to the completion of the audit.

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

A-1

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2.	Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, and any steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

7.	Discuss with management the Company's major financial risk exposures, and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

A-2

Oversight of the Company's Relationship with the Independent Auditor

10.	Review the experience and qualifications of the senior members of the independent auditor's audit team.

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such material issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the firm's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the firm's independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.	Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participate in any capacity in the audit of the Company.

14.	Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

15.	Meet with the independent auditor and financial management prior to the audit to review planning and staffing, the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

Oversight of the Company's Internal Audit Function

16.	Review the appointment and replacement of the head of internal auditing.

17.	Review the significant reports to management prepared by the internal auditing department and management's responses.

18.	Discuss with the independent auditor and management, the internal audit department responsibilities, budget and staffing, the audit plan and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

19.	Obtain assurance from the independent auditor that Section l0A(b) of the Securities Exchange Act of 1934 has not been implicated.

20.	Obtain reports from management, the Company's head of internal auditing and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct. Review reports and disclosures of insider and affiliated party transactions. All related-party transactions must be approved by the Committee. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

A-3

21.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

22.	Discuss with the Company's outside legal counsel legal or regulatory matters that may have a material impact on the financial statements or the Company's compliance policies.

Complaints

23.	Establish procedures for the receipt, retention and response to complaints received by the Company regarding the Company's accounting, internal accounting controls or auditing matters or matters of legal or regulatory concern.

24.	Establish procedures for the confidential, anonymous submission to the Committee by employees of the Company of concerns regarding questionable audit matters or matters of legal or regulatory concern.

Limitation of the Audit Committee's Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws, regulations and Company policy. These matters are the responsibilities of management or the independent auditor or both.

A-4

Appendix B

Below is the text of Section 2 of the Company's 1997 Stock Option Plan as proposed to be amended pursuant to Proposal No. 2. Proposed language to the 1997 Stock Option Plan is set forth in bold and the language to be deleted is set forth in brackets.

"2. Stock Subject to the Plan. Subject to the provisions of Section 6, the Company may issue and sell a total of [750,000] 1,050,000 shares of its common stock, $.01 par value (the "Common Stock"), pursuant to the Plan."

B-1

Appendix C

Below is the text of Section 2 of the Company's 1999 Stock Option Plan as proposed to be amended pursuant to Proposal No. 2. Proposed language to the 1999 Stock Option Plan is set forth in bold and the language to be deleted is set forth in brackets.

2. Stock Subject to the Plan. The Company may sell a total of [50,000] 150,000 shares of its common stock, $.01 par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. Shares of Common Stock covered by the unexercised portion of an option which terminates or expires by its terms, by cancellation or otherwise, will remain issuable under the Plan.

C-1

G-III APPAREL GROUP, LTD.
This Proxy Is Solicited By The Board of Directors For The
Annual Meeting of Stockholders To Be Held On June 12, 2003

The undersigned, a stockholder of G-III Apparel Group, Ltd. (the "Corporation"), hereby constitutes and appoints Morris Goldfarb, Aron Goldfarb and Wayne S. Miller and each of them, the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 12, 2003, and at any and all adjournments or postponements thereof, as follows:

(1)    ELECTION OF DIRECTORS

FOR the nominees listed below (except as marked to the contrary below)	WITHHOLDING AUTHORITY to vote for all the nominees listed below

(INSTRUCTIONS:To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Nominees: Morris Goldfarb, Aron Goldfarb, Lyle Berman, Thomas J. Brosig, Alan Feller, Carl Katz, Willem van Bokhorst, Richard White and George J. Winchell

(2)    PROPOSAL TO APPROVE THE AMENDMENT TO THE 1997 STOCK OPTION PLAN

FOR                AGAINST                ABSTAIN

(3)    PROPOSAL TO APPROVAL THE AMENDMENT TO THE 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

FOR                AGAINST                ABSTAIN

(4)    PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP

FOR                AGAINST                ABSTAIN

(5)    In their discretion upon such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

(Continued on reverse side.)

(Continued)

Shares represented by this Proxy will be voted in accordance with the instructions indicated in items 1, 2, 3 and 4 above. If no instruction is indicated, this Proxy will be voted FOR all listed nominees for directors and FOR Proposal No. 2, Proposal No. 3 and Proposal No. 4.

Any and all proxies heretofore given by the undersigned are hereby revoked.

Dated:

Please sign exactly as your name(s) appear hereon. If shares are held by two or more persons each should sign. Trustees, executors and other fiduciaries should indicate their capacity. Shares held by corporations, partnerships, associations, etc. should be signed by an authorized person, giving full title or authority.

Please Date, Sign and Mail in the Enclosed Reply Envelope